Exhibit 10.1

1111 Kane Concourse, Suite 301, Bay Harbor Islands, FL 33154

September 8, 2023

Fortress Biotech, Inc.

1111 Kane Concourse, Suite 301

Bay Harbor Islands, FL 33154

Attention: Lindsay Rosenwald, MD, Chief Executive Officer

Lindsay Rosenwald, MD

c/o Fortress Biotech, Inc.

1111 Kane Concourse, Suite 301

Bay Harbor Islands, FL 33154

Re:       Registration Rights

Dear Mr. Rosenwald,

Reference is hereby made to the issuance and sale of approximately $550,000 of shares of common stock, par value $0.0001 per share (the “Shares”), of Avenue Therapeutics, Inc. (“Avenue”) to you and to Fortress Biotech, Inc. (“Fortress”) on or about the date hereof. Because the Shares were sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Shares are “restricted securities” under the federal securities laws, and cannot be sold without registration under the Securities Act or an exemption therefrom. In light of this and as an inducement to you and Fortress to purchase the Shares, Avenue hereby agrees that it shall (i) prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (or Form S-3, if available for use by Avenue for the registration of the resale of the Shares) with respect to the resale of all of the Shares (each such registration statement, including any replacement registration statement, the “Shelf Registration Statement”) no later than September 9, 2024, and (ii) use reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the SEC as soon as practicable thereafter. The Shelf Registration Statement shall be on an appropriate form and shall provide for the resale of the Shares from time to time, including pursuant to Rule 415. Avenue shall thereafter use reasonable best efforts to keep the Shelf Registration Statement continuously effective until the earliest of the date that (x) all of the Shares have been sold by you and Fortress, under the Shelf Registration Statement or otherwise, (y) the Shares are no longer outstanding or (z) the Shares become eligible for resale pursuant to Rule 144 under the Securities Act without volume or manner-of-sale restrictions and without the requirement for Avenue to be in compliance with the current public information requirement under Rule 144(c)(1).

This letter agreement shall be governed by the laws of the State of Delaware, without regards to the principles of conflict of laws that would otherwise require the application of the law of any other state. Each party hereto waives any right to a jury trial in connection with any litigation pursuant to this letter agreement. This letter agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and may be executed in one or more counterparts (including by electronic mail or in .pdf), each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

If the foregoing correctly sets forth the understanding among you, Fortress and Avenue, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among such parties.

Fortress Biotech, Inc. and Dr. Rosenwald

September 8, 2023

Best regards,

Avenue Therapeutics, Inc.

/s/ Alexandra MacLean
Alexandra MacLean, Chief Executive Officer

AGREED AND ACCEPTED:

Fortress Biotech, Inc.

By:	/s/ Lindsay Rosenwald
Lindsay Rosenwald, Chief Executive Officer

/s/ Lindsay Rosenwald
Lindsay Rosenwald (in individual capacity as purchaser)